Exhibit 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. 1350)

In connection with the annual report on Form 10-K of Century Aluminum Company (the “Company”) for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael A. Bless, as President and Chief Executive Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	This report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael A. Bless
By:	Michael A. Bless
Title:	President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)
Date:	February 29, 2012